Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Ruth McCloud Approved As Head of Retail Banking For

Broadway Financial Corporation

LOS ANGELES, CA — (BUSINESS WIRE) — September 24, 2014 — Broadway Financial Corporation (the “Company”) (NASDAQ Capital Market: BYFC), parent company of Broadway Federal Bank, f.s.b. (the “Bank”), today announced that Ruth McCloud has joined the Company and the Bank as Senior Vice President, Chief Retail Banking Officer.

Wayne-Kent Bradshaw, President and Chief Executive Officer, said, “We are pleased to report that Ruth McCloud has joined the senior management team of both the Company and the Bank to help grow our retail operations, deposit base and client relationships.  She has an outstanding track record of success and a wealth of experience that will complement the expertise of the other members of the team.  I am confident that she will further develop our culture of great service throughout our branches, thereby strengthening our existing relationships and expanding our customer base.”

Ms. McCloud has extensive experience within the commercial banking industry.  Prior to joining the Bank, she served as Senior Vice President / Retail Division Officer at OneWest Bank since April 2011 where she was responsible for managing and growing all facets of operating the organization’s 75 retail branch offices.  During her tenure her accomplishments included integrating the retail operations of three different banks onto a single, new, common operating platform.  Previously, Ms. McCloud served in various positions at First Federal Bank of California for over 35 years, including most recently as Senior Vice President / Division Service Manager from October 2005 to April 2011 where she was responsible for management, administration and operational performance of the bank’s retail branches.  As part of her responsibilities, she developed and implemented strategies for improving client service and expanding the branch network.

About Broadway Financial Corporation

Broadway Financial Corporation conducts its operations through its wholly-owned subsidiary, Broadway Federal Bank, f.s.b., which is the leading community-oriented savings bank in Southern California serving low-to-moderate income communities.  We offer a variety of residential and commercial real estate loan products for consumers, businesses, and non-profit organizations, other loan products, and a variety of deposit products, including checking, savings and money market accounts, certificates of deposits and retirement accounts.  The Bank operates three full service branches, two in the city of Los Angeles, and one located in the nearby city of Inglewood, California.

Stockholders, analysts and others seeking information about the Company are invited to write to:  Broadway Financial Corporation, Investor Relations, 5055 Wilshire Blvd., Suite 500, Los Angeles, CA 90036, or visit our website at www.broadwayfederalbank.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our management’s current expectations, and involve risks and uncertainties.  Actual results or performance may differ materially from those suggested, expressed, or implied by the forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no obligation to revise any forward-looking statement to reflect any future events or circumstances, except to the extent required by law.

SOURCE:  Broadway Financial Corporation

Contact:	Wayne-Kent A. Bradshaw, Chief Executive Officer, (323) 556-3248: or
Brenda J. Battey, Chief Financial Officer, (323) 556-3264; or
investor.relations@broadwayfederalbank.com